Exhibit 3.2

Sparxx Corporation

F/K/A sportsquest inc.

a wyoming corporation

i

ii

iii

iv

Bylaws

Article I. Offices.

Section 1.1. Registered Office. The company is incorporated with the Secretary of State of Wyoming. The registered office of the corporation is located at 500 S Australian Ave Ste 600 West Palm Beach, FL 33401.

Section 1.2. Other Offices. The corporation may also have offices at other locations, in or outside the state, where the corporation is qualified to do business, and which the board of directors may from time to time designate.

Article II. Shareholders.

Section 2.1. Closing Transfer Books. For the purpose of taking a record of the shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the share transfer books shall be closed for a stated period not to exceed sixty (60) days, in which case written or printed notice shall be mailed at least ten (10) days before the closing to each shareholder of record at the address appearing on the books of the corporation or supplied by shareholder to the corporation for the purpose of notice.

Section 2.2. Date for Record of Shareholders. In lieu of closing the share transfer books, the board of directors may fix in advance a date as the record date for any record of shareholders. The record date may not be prior to the date it is fixed, and in any case may not be more than sixty (60) days and, for a meeting of shareholders, not less than ten (10) days before the date the particular action requiring the determination of shareholders is to be taken.

Section 2.3. Date of Notice or Resolution for Determination of Shareholders. If the share transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date notice of the meeting is mailed or the date the resolution of the board of directors declaring the dividend is adopted, as the case may be, shall be the record date for the determination of shareholders.

Article III. Shareholders' Meetings.

Section 3.1. Place of Meetings. Meetings of shareholders shall be held at any place in or outside of Florida fixed by the board of directors. In the absence of a designation, shareholders' meetings shall be held at the principal office of the corporation.

Section 3.2. Time of Annual Meeting—Business Transacted. The annual meeting of shareholders shall be at a time selected by the board of directors. In the event that day falls on a legal holiday, the meeting shall be held at the same time on the next business day. At the meetings, directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted that is within the powers of the shareholders.

Section 3.3. Calling of Special Meetings. Any persons who are entitled to call a special shareholders' meeting may do so by sending by registered mail, or personally delivering, a written request to the president, vice president, or secretary. Within ten days after receipt of the request, the secretary of the corporation shall fix the date of the meeting and cause notice to be given to the shareholders entitled to vote that a meeting will be held. Nothing contained in this paragraph shall be construed as limiting, fixing, or affecting the time or date when a meeting of shareholders called by action of the board of directors may be held.

Section 3.4. Persons Entitled to Call Special Meetings. Special meetings of the shareholders may be called at any time by any of the following: the chairperson of the board; the president; the vice president entitled to exercise the president's authority in case of the latter's absence, death, or disability; the board of directors by action at a meeting or a majority acting without meeting; or the executive committee. Persons holding 50% percent of the outstanding shares entitled to vote at the meeting may also call special meetings.

1

Section 3.5. Notice of Meeting. Written notice of each shareholders' meeting shall be delivered to each shareholder of record entitled to vote at the meeting. The notice must be delivered personally or by mail, postage prepaid, and addressed to the shareholder at the address appearing on the corporation's books or supplied by the shareholder to the corporation for the purpose of notice. Notice shall be given by, or at the direction of, the president, the secretary, or the officer or persons calling the meeting. In case of that officer's neglect or refusal to give the notice, it may be given by any director or shareholder.

Section 3.6. Time of Notice. Except as provided in this paragraph, notice of any shareholders' meeting shall be delivered not less than ten nor more than sixty days before the date of the meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail in accordance with Section 3.5. In the case of a meeting to be held to consider a merger or consolidation, notice must be delivered not less than thirty-five nor more than sixty days before the date of the meeting.

Section 3.7. Contents of Notice. The notice of any meeting of shareholders shall state the place, day, and hour of the meeting. The notice shall also state the general nature of the business to be transacted if it is a special meeting.

Section 3.8. Notice of Adjourned Meeting. When a shareholders' meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty days, it is not necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted other than by announcement at the meeting at which the adjournment is taken.

Section 3.9. Quorum of Shareholders. A majority of the outstanding shares, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting shall be the act of the shareholders, unless the vote of a greater number or voting by classes on the matter being voted upon is required by statute, the articles of incorporation, or these bylaws.

Section 3.10.   Adjournment for Lack or Loss of Quorum. In the absence of a quorum or with the withdrawal of enough shareholders to leave less than a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy, but no other business may be transacted. Meetings at which directors are to be elected may be adjourned for periods not to exceed fifteen days.

Section 3.11.   Adjourned Meetings. When any determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this bylaw, the determination shall apply to any adjournment.

Section 3.12.   Record of Shareholders. The officer or agent having charge of the transfer book for shares shall make, at least ten days before each meeting of shareholders, a complete record of shareholders listing the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares held by each. For a period of ten days before the meeting, the list shall be kept on file at the principal office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate kept in Florida, shall be prima facie evidence as to who are the shareholders entitled to examine the list, share ledger, or transfer book, or to vote at any meeting of shareholders.

Section 3.13.   Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except as otherwise provided in the articles of incorporation.

Section 3.14.   Cumulative Voting. In all elections for directors every shareholder shall have the right [either to vote, in person or by proxy, for the number of shares owned, for as many persons as there are directors to be elected, or to cumulate votes, and give one candidate as many votes as the number of directors multiplied by the number of shares held shall equal, or to distribute them on the same principle among as many candidates as desired].

Section 3.15.   Voting by Voice and Ballot. Voting by shareholders in elections for directors need not be by ballot unless a shareholder demands election by ballot at the election and before the voting begins.

2

Section 3.16.   Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by shareholder’s duly authorized attorney-in-fact filed with the secretary of the corporation. No proxy shall be valid more than eleven months after the date of execution unless otherwise provided in the proxy.

Section 3.17.   Waiver of Notice. Whenever any notice whatever is required to be given a shareholder under law or under the provision of the articles of incorporation or these bylaws, a waiver in writing signed by the shareholder entitled to the notice, whether before or after the time for giving the notice, shall be deemed equivalent to the giving of the notice. In the case of special meetings, the business to be transacted and the purpose of the meeting shall be stated in the waiver of notice.

Section 3.18.   Action without Meeting. Any action required by law to be taken at a meeting of the shareholders, or any other action that may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote at a meeting for that purpose and filed with the secretary of the corporation.

Section 3.19.   Appointment of Inspectors of Elections. In advance of any meeting of shareholders, the board of directors may appoint inspectors of elections to act at the meeting or any adjournment. If inspectors of elections be not so appointed, the chairperson of any meeting may, and on the request of any shareholder or shareholder’s proxy shall, make the appointment at the meeting. The number of inspectors shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three inspectors are to be appointed. No person who is a candidate for office shall act as an inspector. In case any person appointed as an inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors in advance of the convening of the meeting or at the meeting by the person or officer acting as chairperson.

Section 3.20.   Duties of Inspectors. The inspectors of elections shall determine the number of shares outstanding and the voting rights of each; the shares represented at the meeting; the existence of a quorum; the authenticity, validity, and effect of proxies, ballots, consents, waivers, or releases. The inspectors shall also hear and determine all challenges and questions in any way arising in connection with the vote; count and tabulate all votes, ballots, consents, waivers, or releases; determine and announce the result; and perform any other acts that are proper to conduct the election or vote with fairness to all shareholders. The inspectors of elections shall perform their duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical. If there are three or more inspectors of elections, the decision, act, or certificate of a majority shall be effective in all respects as the decision, act, or certificate of all.

Section 3.21.   Report of Inspectors. On request of the chairperson of the meeting, or any shareholder or shareholder’s proxy, the inspectors shall make a report in writing of any challenge, question, or matter determined by them, and execute a certificate of any fact found by them.

Section 3.22.   Conduct of Meetings. At every meeting of the shareholders, the [chairperson of the board or president], or in their absence, the officer designated by the [chairperson of the board or president], or, in the absence of a designation, any other person (who shall be one of the officers, if any is present) chosen by a majority in interest of the shareholders present in person or by proxy and entitled to vote, shall act as chairperson. The secretary of the corporation, or in their absence, an assistant secretary, shall act as secretary of all meetings of the shareholders. In the absence at a meeting of the secretary or assistant secretary, the chairperson may appoint another person to act as secretary of the meeting.

Article IV. Directors.

Section 4.1. Directors Defined. "Directors," when used in relation to any power or duty requiring collective action, means the board of directors.

Section 4.2. Powers. The business and affairs of the corporation and all corporate authority and powers shall be exercised by or under authority of the board of directors, subject to limitations imposed by law, the articles of incorporation, or these bylaws as to action that requires authorization or approval by the shareholders.

3

Section 4.3. Number of Directors. The number of directors shall be determined by resolution of the shareholders entitled to vote, but shall not be less than two members.

Section 4.4. Term of Office. The directors shall be elected at each annual meeting of shareholders, or at a special meeting called for the purpose of electing directors, or the directors may be designated at any time by the unanimous written consent of the shareholders. Each director shall hold office until the next annual meeting of the shareholders and until a successor is elected, or until director’s earlier resignation, removal from office, or death.

Section 4.5. Vacancies. Vacancies in the board of directors shall exist in the case of the happening of any of the following events: (a) the death or resignation of any director; (b) at any annual, regular, or special meeting of shareholders at which any director is elected, the shareholders fail to elect the full authorized number of directors to be voted for at that meeting; or (c) an increase in the number of directors.

Section 4.6. Filling Vacancies. Any vacancy occurring in the board of directors shall be filled by a majority of the remaining members of the board, though less than a quorum, and each person so elected shall be a director until a successor is elected by the shareholders.

Section 4.7. Compensation. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of the members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers, or otherwise. The compensation may include pensions, disability benefits, and death benefits.

Section 4.8. Conflict of Interest. Any contract or other transaction between the corporation and any of the directors (or any corporation or firm in which any director is directly or indirectly financially interested) shall be valid for all purposes notwithstanding the presence of the director at the meeting authorizing the contract or transaction, or director’s participation in the meeting. The foregoing shall apply only if the interest of each director is known or disclosed to the board of directors and it shall nevertheless authorize or ratify the contract or transaction by a majority of the directors present, each interested director to be counted in determining whether a quorum is present but not in computing the majority necessary to carry the vote. This paragraph shall not be construed to invalidate any contract or transaction that would be valid in the absence of this paragraph.

Section 4.9. Executive Committee. The board of directors, by resolution adopted by a majority of the whole board, may designate three or more directors to constitute an executive committee, which, to the extent provided in the resolution, shall have and may exercise all of the authority of the board of directors in the management of the corporation. The committee shall not have the authority of the board of directors in reference to amending the articles of incorporation, adopting a plan of merger or adopting a plan of consolidation with another corporation or corporations, recommending to the shareholders the sale, lease, exchange, mortgage, pledge, or other disposition of all or substantially all of the property and assets of the corporation if not made in the usual and regular course of business. The committee may not recommend to the shareholders a voluntary dissolution of the corporation or a revocation of a plan for voluntary dissolution; nor may the committee recommend amending, altering, or repealing these bylaws, electing or removing officers or members of the executive committee, fixing the compensation of any member of the executive committee, declaring dividends, or amending, altering, or repealing any resolution of the board of directors that by its terms provides that it shall not be amended, altered, or repealed by the executive committee. The designation of the committee and the delegation of authority to the committee shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law.

Section 4.10.   Other Committees. The board of directors may, by resolution, designate other committees consisting of not less than three directors each, which shall have and may exercise any powers conferred or authorized by resolution of the board. A majority of any committee may determine its action and fix the time and place of its meetings unless the board of directors shall otherwise provide. The board of directors shall have power at any time to change the powers and members of any committees, to fill vacancies, and to dispose of any committee.

Section 4.11.   Regulations. The board of directors may adopt and from time to time amend regulations for their own government. The regulations may not be inconsistent with the articles of incorporation or with these bylaws.

4

Article V. Directors' Meetings.

Section 5.1. Place of Meetings. All meetings of the board of directors shall be held at the principal office of the corporation or any other place in or outside Florida designated from time to time by the board of directors or designated in the notice calling the meeting.

Section 5.2. Regular Meetings. Regular meetings of the board of directors shall be held, without call or notice, immediately following each annual meeting of the shareholders and at other times as the directors may determine.

Section 5.3. Call of Special Meeting. Special meetings of the board of directors shall be called by the chairperson of the board, the president, any vice president, by any other officer, or by any two directors.

Section 5.4. Notice of Special Meeting. Written notice of the time, place, and purpose of special meetings of the board of directors shall be delivered personally to each director, or sent to each director by mail or by other form of written communication, at least seven days before the meeting. If the address of a director is not shown on the records and is not readily ascertainable, notice shall be addressed to director at the city or place in which the meetings of the directors are regularly held. Notice of the time and place of holding the next meeting after an adjournment need not be given to absent directors if the time and place are fixed at the meeting adjourned.

Section 5.5. Validation of Meeting Defectively Called or Noticed. The transactions of any meeting of the board of directors, however called and noticed or wherever held, are valid, and the meeting shall be considered as duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present signs a waiver of notice. All waivers shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a director at any meeting shall constitute a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 5.6. Quorum. A majority of the number of directors in office constitutes a quorum of the board for the transaction of business.

Section 5.7. Majority Action. Every act or decision done or made by a majority of the directors present at any meeting duly held at which a quorum is present is the act of the board of directors. Each director who is present at a meeting will be conclusively presumed to have assented to the action taken at the meeting unless their dissent to the action is entered on the minutes of the meeting, or, where director is absent from the meeting, director’s written objection to the action is promptly filed with the secretary of the corporation upon learning of the action. The right to dissent shall not apply to a director who voted in favor of the action.

Section 5.8. Action by Consent of Board without Meeting. Any action required by law to be taken at a meeting of the board of directors, or any other action that may be taken at a meeting of the board of directors or the executive committee, may be taken without a meeting. If action is taken without meeting, a written consent setting forth the action so taken shall be signed by all of the directors entitled to vote with respect to the subject matter, or by all the members of the committee, as the case may be, and filed with the secretary of the corporation.

Section 5.9. Adjournment. In the absence of a quorum, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the board.

Section 5.10.   Notice of Adjourned Meeting. Notice of the time and place of holding an adjourned meeting of a meeting need not be given to absent directors if the time and place are fixed at the meeting adjourned.

Section 5.11.   Conduct of Meetings. At every meeting of the board of directors, the chairperson of the board of directors, if there shall be such an officer, and if not, a chairperson chosen by a majority of the directors present, shall preside. The secretary of the corporation shall act as secretary of the board of directors. In case the secretary shall be absent from any meeting, the chairperson may appoint any person to act as secretary of the meeting.

5

Article VI. Officers.

Section 6.1. Number and Titles. The officers shall be a president, a treasurer, and a secretary. The corporation may also have, at the discretion of the board of directors, one or more additional treasurers, vice presidents, one or more assistant secretaries, one or more assistant treasurers, and any other officers and assistant officers that are appointed in accordance with the provisions of Section 6.3. One person may hold two or more offices, except those of president and secretary.

Section 6.2. Election. The officers, except officers appointed in accordance with the provisions of Section 6.3 or Section 6.5, shall be chosen annually by the board of directors, and each shall hold office until their resignation, removal, disqualification, death, or until a successor shall be elected and qualified.

Section 6.3. Subordinate Officers. The board of directors may appoint the other officers or agents that are deemed necessary. Each other officer or agent shall hold office for the period, have the authority, and perform the duties in the management of the property and affairs of the corporation, provided in these bylaws or determined by resolution of the board of directors not inconsistent with these bylaws. The board of directors may delegate to any officer or committee the power to appoint any subordinate officers, committees, or agents, to specify their duties, and to determine their compensation.

Section 6.4. Removal and Resignation. Any officer or agent may be removed by a majority vote by the board of directors. The removal shall be without prejudice to the contract rights, if any, of the person removed. Any officer may resign at any time by giving written notice to the board of directors or to the president, or to the secretary of the corporation. Any resignation shall take effect at the date of the receipt of the notice or at any later time specified in the notice; and, unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective.

Section 6.5. Vacancies. If the office of the president, vice president, secretary, treasurer, assistant secretary, or assistant treasurer becomes vacant by reason of death, resignation, removal, or otherwise, the board of directors shall elect a successor to the office.

Section 6.6. Chairperson of the Board. The chairperson of the board, who must be a member of the board of directors, shall, if present, preside at all meetings of the board of directors and exercise and perform other powers and duties from time to time assigned by the board of directors or prescribed by these bylaws.

Section 6.7. President. Subject to any supervisory powers given by the board of directors to the chairperson of the board, the president shall be the chief executive officer and shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and officers of the corporation. The president also shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have other powers and duties prescribed by the board of directors or these bylaws. Within this authority and in the course of chairperson’s duties, they shall:

(a)	Conduct Meetings. Preside at all meetings of the shareholders and be ex officio a member of all standing committees.

(b)	Sign Share Certificates. Sign all certificates of stock in conjunction with the secretary or assistant secretary, unless otherwise ordered by the board of directors.

(c)	Execute Instruments. When authorized by the board of directors or required by law, execute, in the name of the corporation, deeds, conveyances, notices, leases, checks, drafts, bills of exchange, warrants, promissory notes, bonds, debentures, contracts, and other papers and instruments in writing. Unless the board of directors shall order otherwise by resolution, the president also shall make any contracts that the ordinary conduct of business may require.

(d)	Hire and Fire Employees. Appoint and remove, employ and discharge, and prescribe the duties and fix the compensation of all agents and employees other than the duly appointed officers, subject to the approval of the board of directors, and control, subject to the direction of the board of directors, all of the officers, agents, and employees.

6

(e)	Meeting of Other Corporations. Unless otherwise directed by the board of directors, attend in person or by substitute appointed by president or the vice president and the secretary or the assistant secretary, and act and vote on behalf of the corporation at all meetings of the shareholders of any corporation in which this corporation holds stock.

Section 6.8. Vice Presidents. In the absence or disability of the president, the vice presidents, if more than one, in order of their rank as fixed by the board of directors or, if not ranked, the vice president designated by the board of directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions on, the president. The vice presidents shall have other powers and perform other duties from time to time prescribed for them by the board of directors or these bylaws.

Section 6.9. Secretary. The secretary shall:

(a)	Sign Share Certificates. Sign, with the president or a vice president, if there is such an officer, certificates for shares.

(b)	Certify Regulations. Certify and keep at the registered office or principal place of business of the corporation the original or a copy of these bylaws, including all amendments or alterations.

(c)	Minutes of Meetings. Keep, at the places where these bylaws and copies are kept, records of the proceedings of meetings of the directors and shareholders, executive committee, and other committees. The records shall show the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings, and the proceedings.

(d)	Sign or Attest Documents and Affix Seal. Sign, certify, or attest documents as required by law or the business of the corporation, and keep the corporate seal, if any, and affix it to instruments when necessary or proper.

(e)	Notices. See that all notices are duly given in accordance with the provisions of these bylaws or as required by law. In case of the absence or disability of the secretary, or secretary’s refusal or neglect to act, notice may be given and served by an assistant secretary or by the president or vice presidents, if any, or by the board of directors.

(f)	Custodian of Records and Seal. Be custodian of the records and of the seal of the corporation, if any, and see that it is engraved, lithographed, printed, stamped, impressed on, or affixed to all certificates for shares before their issuance and to all documents, the execution of which, on behalf of the corporation under its seal, is duly authorized in accordance with the provisions of these bylaws.

(g)	Share Register. Keep, at the places where these bylaws and copies are kept or at the office of the transfer agent or registrar, a share register and duplicate share registers giving the names of the shareholders, their respective addresses, and the number and classes of shares held by each. The secretary shall also keep appropriate, complete, and accurate books or records of account at the corporation's registered office or principal place of business.

(h)	Reports and Statements. See that the books, reports, statements, certificates, and all other documents and records required by law are properly kept and filed.

(i)	Exhibit Records. Exhibit at all reasonable times to proper persons, on terms provided by law and upon proper application, these bylaws, the share register of the corporation, and minutes of proceedings of the shareholders and directors.

(j)	Other Duties. In general, perform all duties incident to the office of secretary, and other duties from time to time assigned by the board of directors.

7

Section 6.10.   Absence of Secretary. In case of the absence or disability of the secretary or secretary’s refusal or neglect to act, the assistant secretary, or if there is none, the treasurer, acting as assistant secretary, may perform all of the functions of the secretary. In the absence or inability to act, or refusal or neglect to act of the secretary, the assistant secretary, and treasurer, any person thereunto authorized by the president or vice presidents, if any, or by the board of directors, may perform the functions of the secretary. At the request of the secretary, or in secretary’s absence or disability, the assistant secretary shall perform all the duties of the secretary, and when so acting, shall have all the powers of, and be subject to all the restrictions on, the secretary. The assistant secretary shall perform other duties from time to time assigned by the board of directors or the secretary.

Section 6.11.   Treasurer. The treasurer shall:

(a)	Funds—Custody and Deposit. Have charge and custody of, and be responsible for, all funds and securities of the corporation, and deposit them in the name of the corporation in banks, trust companies, or other depositories selected by the board of directors.

(b)	Funds—Receipt. Receive, and give receipt for, moneys due and payable to the corporation from any source whatever.

(c)	Funds—Disbursements. Disburse, or cause to be disbursed, the funds of the corporation as directed by the board of directors, taking proper receipts for the disbursements.

(d)	Maintain Accounts. Keep and maintain adequate and correct accounts of the corporation's properties and business transactions including accounts of assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. Any surplus, including earned surplus, paid-in surplus, and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account.

(e)	Exhibit Records. Exhibit at all reasonable times the books of account and records of the corporation to any director, or to proper persons, on terms provided by law and upon proper application, during business hours at the office where the books and records are kept.

(f)	Reports to President and Directors. When and as requested, render to the president and directors accounts of all transactions as treasurer and of the financial condition of the corporation.

(g)	Financial Report to Shareholders. Upon the written request of any shareholder, and within fourteen days thereafter, mail to the shareholder the current (last previously prepared) annual balance sheet and income statement of the corporation. The financial statements shall have been prepared in accordance with generally accepted accounting principles by an independent public or certified public accountant.

(h)	Bond. Give to the corporation a bond, if required by the board of directors, in a sum, and with one or more sureties, or a surety company satisfactory to the board, for the faithful performance of the duties of the treasurer’s office and for the restoration to the corporation, in case of death, resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in treasurer’s possession or control belonging to the corporation.

(i)	Other Duties. In general, perform all the duties incident to the office of treasurer and other duties from time to time assigned by the board of directors.

Section 6.12.   Absence of Treasurer. In case of the absence or disability of the treasurer or treasurer’s refusal or neglect to act, the assistant secretary or the secretary acting as assistant treasurer may perform all of the functions of the treasurer. In the absence or inability to act, or refusal or neglect to act, of both the treasurer and the secretary, any person authorized by the president or vice presidents or by the board of directors may perform the functions of the treasurer. The assistant treasurer, if required so to do by the board of directors, shall respectively give bonds for the faithful discharge of their duties, in the sums, and with the sureties that the board of directors shall require. At the request of the treasurer, or in treasurer’s absence or disability, the assistant treasurer shall perform all the duties of the treasurer, and when so acting, shall have all the powers of, and be subject to all restrictions on, the treasurer. The assistant treasurer shall perform other duties from time to time assigned by the board of directors or the treasurer.

8

Section 6.13.   Salaries. The salaries of the officers shall be fixed from time to time by the board of directors, and no officer shall be prevented from receiving a salary by reason of the fact that the officer is also a director.

Article VII. Indemnification of Directors, Officers, and Others.

Section 7.1. Action against Party Because of Corporate Position. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, partner, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. Indemnification shall include expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with the claim, action, suit, or proceeding if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification with respect to any criminal action or proceeding may be had only if the person had no reasonable cause to believe their conduct was unlawful. The termination of any claim, action, suit, or proceeding by judgment, order, settlement, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. With respect to any criminal action or proceeding, any conviction, plea of nolo contendere or the equivalent, shall not, of itself, create any presumption that the individual had reasonable cause to believe that the conduct was unlawful.

Section 7.2. Action by or in the Right of Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed claim, action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, partner, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. The indemnification shall include expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of the claim, action, or suit if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification shall be made in respect of any claim, issue, or matter as to which the person shall have been adjudged to be liable for negligence or misconduct in the performance of their duty to the corporation, except to the extent that the court in which the claim, action, or suit was brought shall otherwise determine. Upon application the court may determine that, despite the adjudication of liability, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the court shall deem proper.

Section 7.3. Reimbursement if Successful. To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any claim, action, suit, or proceeding referred to in Section 7.1 and Section 7.2, or in defense of any claim, issue, or matter in any such proceeding, they shall be indemnified. Indemnification shall be made for expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense, notwithstanding that the defense has not been successful (on the merits or otherwise) on any other claim, issue, or matter in any such claim, action, suit, or proceeding.

Section 7.4. Authorization. Any indemnification under Section 7.1 and Section 7.2 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because the individual has met the applicable standard of conduct set forth in Section 7.1 and Section 7.2. The determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (c) by the shareholders.

Section 7.5. Advanced Reimbursement. Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the board of directors in the specific case. The expenses may be paid upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay the amount unless it shall ultimately be determined that the individual is entitled to be indemnified by the corporation as authorized in this bylaw.

9

Section 7.6. Indemnification Not Exclusive. The indemnification provided by this bylaw shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, rule of law, provision of certificate of incorporation, bylaw, agreement, vote of shareholders or disinterested directors, or otherwise. Indemnification under this bylaw shall be applicable both as to action in the person’s official capacity and as to action in another capacity, while holding the office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Where the other provision provides broader rights of indemnification than these bylaws, the other provision shall control.

Section 7.7. Subsidiaries. All references in this bylaw to a director, officer, employee, or agent of the corporation shall be deemed to include any director, officer, employee, or agent of a corporation that is a majority-owned subsidiary of this corporation.

Section 7.8. Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, partner, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. Insurance may be purchased against any liability asserted against and incurred by, or arising out of the individual’s relationship to the corporation, whether or not the corporation would have the power to indemnify the individual against the liability under the provisions of this bylaw.

Section 7.9. Invalidity. The invalidity or unenforceability of any provision of these bylaws shall not in any way affect the remaining provisions, which shall continue in full force and effect.

Article VIII. Execution of Instruments and Deposit of Funds.

Section 8.1. Authority for Execution of Instruments. The board of directors, except as otherwise provided in these bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and the authority may be general or confined to specific instances. Unless so authorized, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any sum of money or for any purpose.

Section 8.2. Execution of Instruments. Unless otherwise specifically determined by the board of directors or otherwise required by law, formal contracts, promissory notes, mortgages, and other evidences of indebtedness, and other corporate instruments or documents, and certificates of shares of stock owned by the corporation, shall be executed, signed, or endorsed by the president or any vice president. The documents shall also be executed by the secretary or the treasurer, or any assistant secretary or assistant treasurer, and may have the corporate seal, if any, affixed.

Section 8.3. Bank Accounts and Deposits. All funds of the corporation shall be deposited from time to time to the credit of the corporation with banks, bankers, trust companies, or other depositories selected by the board of directors or by any officer or officers, agent or agents of the corporation to whom the power is delegated from time to time by the board of directors.

Section 8.4. Endorsement without Countersignature. Endorsements for deposit of commercial paper to the credit of the corporation in any authorized depositories may be made without countersignature by the president or any vice president, or the treasurer or any assistant treasurer, or by any other officer or agent of the corporation to whom the board of directors, by resolution, shall have delegated the power.

Section 8.5. Signing of Checks and Drafts. Except as otherwise provided in these bylaws, all checks, drafts, or other order for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed as determined from time to time by the board of directors.

10

Article IX. Issuance and Transfer of Shares.

Section 9.1. Classes and Series of Shares. Subject to the provisions of the articles of incorporation, the corporation may issue one or more classes or series of shares, or both, any of which classes or series may be with or without par value, and with other designations, preferences, qualifications, privileges, limitations, options, conversion rights, and special or relative rights stated in the articles of incorporation. All shares shall have the conversion, redemption, and other rights, preferences, qualifications, limitations, and restrictions, stated in the articles of incorporation. If a class is divided into series, all the shares of any one series shall have the same conversion, redemption, and other rights, preferences, qualifications, limitations, and restrictions. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

Section 9.2. Certificates for Fully Paid Shares. Neither shares nor certificates representing shares may be issued by the corporation until the full amount of the consideration has been paid. When the consideration has been paid to the corporation, the certificate representing the shares shall be issued to the shareholder.

Section 9.3. Consideration for Shares. The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property actually received, tangible or intangible, or in labor performed for the corporation.

Section 9.4. Contents of Share Certificates. Certificates for shares shall be in the form and style, printed or otherwise, designated by the board of directors, and each certificate shall state all of the following facts:

(a)	That the corporation is organized under the laws of Wyoming;

(b)	The name of the registered holder of the shares represented by the certificate;

(c)	The number and class of shares and the designation of the series, if any, that the certificate represents;

(d)	The par value of each share represented by the certificate or a statement that the shares are without par value.

Section 9.5. Shares in Classes or Series. If the corporation is authorized to issue shares of more than one class, the certificate shall set forth, either on the face or back of the certificate, or shall state that the corporation will furnish to any shareholder upon request and without charge, a full statement or a summary of all of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued. If the corporation is authorized to issue any preferred or special class in series, the certificate must also set forth the variations in the relative rights and preferences between the shares of each series, as far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

Section 9.6. Restrictions on Transfer. Any restrictions imposed by the corporation on the sale or other disposition of shares and on the transfer of shares must be noted conspicuously on each certificate representing shares to which the restriction applies.

Section 9.7. Preemptive Rights. A full summary or statement of any limitation or denial of preemptive rights of a shareholder to acquire unissued shares must be set forth on the face or back of the certificate representing shares subject to the limitation or denial of preemptive rights.

Section 9.8. Incorporation by Reference. In lieu of setting forth a full summary or statement of any provision, other than restrictions on transfer, on the face or back of the certificate, the statement may be omitted from the certificate if it shall be set forth upon the face or back of the certificate that the statement, in full, will be furnished by the corporation to any shareholder without charge, within five days of receiving a written request.

11

Section 9.9. Signing Certificates—Facsimile Signatures. All share certificates shall be signed by the president or a vice president and the secretary or an assistant secretary of the corporation. If a certificate is countersigned by a transfer agent or registrar, other than the corporation itself or an employee, any other signatures or countersignatures on the certificate may be facsimiles. The fact that any officer, or any officer or employee of the transfer agent or registrar, who has signed or whose facsimile signature has been placed upon the certificate ceases to be an officer, or an officer or employee of the transfer agent or registrar before the certificate is issued shall not affect the validity of the certificate. The certificate may be issued by the corporation with the same effect as if the officer, or the officer or employee of the transfer agent or registrar, were then employed by the corporation or transfer agent or registrar.

Section 9.10.   Transfer of Lost or Destroyed Shares. When a share certificate has been lost, or appears to have been destroyed or wrongfully taken, the owner must notify the corporation of the fact within a reasonable time after the shareholder has notice or, in the exercise of due diligence, should have notice of the disappearance. If the corporation registers a transfer of the share represented by the certificate before receiving the notification, the owner is precluded from asserting against the corporation any claim arising from the registration of the transfer or any claim to a new certificate.

Section 9.11.   Replacement of Lost or Destroyed Certificates. When the holder of a share certificate claims that the certificate has been lost, destroyed, or wrongfully taken, the corporation shall issue a new certificate in place of the original certificate if the owner (1) so requests before the corporation has notice that the share has been acquired by a bona fide purchaser, (2) files with the corporation a sufficient indemnity bond, and (3) satisfies any other reasonable requirements imposed by the board of directors.

Section 9.12.   Transfer after Replacement. If, after the issue of a new certificate as a replacement for a lost, destroyed, or wrongfully taken certificate, a bona fide purchaser of the original certificate presents it for registration of transfer, the corporation must register the transfer unless registration would result in overissue. In addition to any rights on the indemnity bond, the corporation may recover the new certificate from the person to whom it was issued or any person taking under them except a bona fide purchaser.

Section 9.13.   Transfer Agents and Registrars. The board of directors may appoint one or more transfer agents, and one or more registrars, which shall be an incorporated bank or trust company, either domestic or foreign.

Section 9.14.   Conditions of Transfer. A person in whose name shares of stock stand on the books of the corporation shall be deemed the owner as regards the corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, and written notice shall be given to the secretary of the corporation or the transfer agent, if any, the fact shall be stated in the entry of the transfer. When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the corporation or the transfer agent, before recording the transfer of the shares on the books or issuing any certificate, may require from the person seeking the transfer reasonable proof of their right to the transfer. If there remains a reasonable doubt of the right to the transfer, the corporation may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two individual sureties satisfactory to the corporation as to form, amount, and responsibility of sureties. The bond shall be conditioned to protect the corporation, the officers, transfer agents, and registrars, or any of them, against any loss, damage, expense, or other liability to the owner of the shares by reason of the recording of the transfer or the issuance of a new certificate for shares.

Article X. Corporate Records, Reports, and Seal.

Section 10.1.   Minutes of Corporate Meetings. The corporation shall keep at its principal place of business a book of minutes of all meetings of the board of directors and of the shareholders. The book shall state the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings, and the proceedings.

Section 10.2.   Books of Account. The corporation shall keep and maintain at its principal place of business adequate and correct accounts of its properties and business transactions, including accounts of assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. Any surplus, including earned surplus, capital surplus, and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account.

12

Section 10.3.   Share Register. The corporation shall keep at its principal place of business, or at the office of the transfer agent, a share register showing the names of the shareholders, their addresses, and the number and classes of shares held by each. The information may be kept by any means of storage and retrieval that allows the information to be easily reproduced in clearly legible form for the purposes of inspection as provided in Section 10.4.

Section 10.4.   Inspection of Records by Shareholders. On written demand, stating a proper purpose, every shareholder shall have a right to examine in person or by agent or attorney, during the usual hours for business for any proper purpose, the share register, books or records of account, and records of the proceedings of the shareholders and directors. The records may be copied for the shareholder by the corporation only after payment in advance for the reasonable costs of copying same, which shall not exceed $1.00 a page. Alternatively, the shareholder or agent may take extracts therefrom or copy the records using their own equipment, without charge. The records copied by the shareholder or shareholder's agent may not be removed from the corporate premises under any circumstance. A proper purpose shall mean a purpose reasonably related to the person's interest as a shareholder. In every instance in which an attorney or other agent shall be the person who seeks the right to inspection, the demand shall be accompanied by a power of attorney or other writing that authorizes the attorney or other agent to so act on behalf of the shareholder. The demand shall be directed to the corporation at its principal place of business.

Section 10.5.   Inspection of Records by Directors. Every director shall have the absolute right at any reasonable time to inspect all books, records, documents of every kind, and the physical properties of the corporation, and also of subsidiary corporations, domestic or foreign. Inspection by a director may be made in person or by agent or attorney, and the right of inspection includes the right to make extracts.

Section 10.6.   Financial Report to Shareholders. The board of directors shall cause an annual report to be sent to the shareholders not later than 120 days after the close of the fiscal year.

Section 10.7.   Contents of Annual Reports. The annual report shall include the following financial statements prepared so as to represent fairly the corporation's financial condition and the results of operations:

(a)	A balance sheet as of closing date;

(b)	Statement of income and surplus for the year ended on closing date; and

(c)	Other information, as the directors shall determine.

Section 10.8.   Preparation of Financial Statements. The financial statements shall have been examined in accordance with generally accepted auditing standards by an independent certified public accountant of any state or territory of the United States and shall be accompanied by the accountant's opinion as to the fairness of the presentation of the financial statements. They shall be prepared in a form sanctioned by generally accepted accounting principles for the particular kind of business carried on by the corporation.

Section 10.9.   Fiscal Year. The fiscal year of the corporation shall be as determined by the board of directors.

Section 10.10. Corporate Seal. The board of directors may, but need not, adopt, use, and thereafter alter, a corporate seal.

Article XI. Amendment of Bylaws.

Section 11.1.   Adoption, Amendment, and Repeal of Bylaws by Shareholders. Bylaws may be altered, amended, or repealed, and new bylaws may be adopted by the vote or the written assent of shareholders entitled to exercise a majority of the voting power of the corporation. No bylaw as amended may be in conflict with the articles of incorporation or with law.

[SIGNATURES ON THE FOLLOWING PAGE]

13

WITNESSETH, these bylaws were duly adopted by the board of directors of SPARXX CORPORATION on February 24, 2026

[name]

________________________

[title]

[name]

________________________

[title]

[name]

________________________

[title]

14